Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 30, 2025, except for Note 25, as to which the date is July 14, 2025, of Verses AI, Inc. relating to the audit of the consolidated financial statements as of March 31, 2025 and 2024, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

March 31, 2026